UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2021-2023 PSUs

On March 24, 2021, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of Hyatt Hotels Corporation (the “Company”), in its capacity as Administrator of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended, granted performance share units or “2021-2023 PSUs” pursuant to a Performance Share Unit Agreement approved by the Committee consistent with the form filed herewith as Exhibit 10.1 (the “2021-2023 PSU Agreement”). The 2021-2023 PSUs will vest and be paid out in shares of Class A common stock at the end of a three-year performance period if earned based on achievement of certain pre-determined goals (as approved by the Committee prior to the grant of the 2021-2023 PSUs), and generally subject to the 2021-2023 PSU holder’s continued employment through the performance period (except in the case of certain qualifying terminations of employment or the occurrence of a change of control of the Company). If the threshold goal is not achieved with respect to a performance goal, then the 2021-2023 PSUs that could be earned based on attainment of such performance goal will be forfeited and none will vest. Within 30 days after vesting, the Company will deliver to the holder of the 2021-2023 PSUs a number of shares of Class A common stock of the Company equal to the number of 2021-2023 PSUs that vested.

The 2021-2023 PSUs granted on March 24, 2021 vest based on attainment of performance goals over a performance period beginning on January 1, 2021 and ending on December 31, 2023 or the occurrence of a change in control. The target number of 2021-2023 PSUs granted on March 24, 2021 to the Company’s named executive officers is as follows: Mark S. Hoplamazian – 59,035; Joan Bottarini – 9,455; H. Charles Floyd – 12,428; and Mark R. Vondrasek – 8,699. The maximum number of 2021-2023 PSUs that can be earned is 200% of the target number of 2021-2023 PSUs.

The foregoing description of the grant of 2021-2023 PSUs is qualified in its entirety by reference to the terms of the form 2021-2023 PSU Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference.

2021 PSUs

On March 24, 2021, the Committee granted performance share units or “2021 PSUs” pursuant to a Performance Share Unit Agreement approved by the Committee consistent with the form filed herewith as Exhibit 10.2 (the “2021 PSU Agreement”). The terms of the 2021 PSUs are substantially similar to the terms of the 2021-2023 PSUs with the exception of the 2021 PSUs having a performance period of one year rather than three years. The 2021 PSUs granted on March 24, 2021 will vest and be paid out in shares of Class A common stock based on attainment of performance goals (as approved by the Committee prior to the grant of the 2021 PSUs) over a performance period beginning on January 1, 2021 and ending on December 31, 2021, and generally subject to the 2021 PSU holder’s continued employment through the performance period (except in the case of certain qualifying terminations of employment or the occurrence of a change of control of the Company). The target number of 2021 PSUs granted on March 24, 2021 to the Company’s named executive officers is as follows: Mark S. Hoplamazian – 22,091; Joan Bottarini – 2,604; H. Charles Floyd – 4,650; and Mark R. Vondrasek – 2,790. The maximum number of 2021 PSUs that can be earned is 200% of the target number of 2021 PSUs.

The foregoing description of the grant of 2021 PSUs is qualified in its entirety by reference to the terms of the form 2021 PSU Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of 2021-2023 Performance Share Unit Agreement under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

10.2	Form of 2021 Performance Share Unit Agreement under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: March 25, 2021	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary